UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2006

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2006, the Board of Directors of USEC Inc. (the "Company") increased the number of directors from eight to nine and elected Joseph T. Doyle as a new director, effective December 18, 2006. Mr. Doyle will serve on the Company’s Audit, Finance and Corporate Responsibility Committee.

Mr. Doyle, age 59, is a consultant to and a director of several for profit companies and not for profit organizations. From July 2002 through March 2003, he served as Senior Vice President and Chief Financial Officer of Foster Wheeler, Inc. Prior to joining Foster Wheeler, Mr. Doyle was Executive Vice President and Chief Financial Officer of U.S. Office Products from 1998 through 2001, Chief Financial Officer of Westinghouse Electric Company’s Industrial Group from 1996 through 1998, and Chief Financial Officer of Allison Engine Company (now Rolls Royce Allison) from 1994 through 1996.

For his services on the Board, Mr. Doyle will receive the Company’s standard compensation for non-employee directors, pro rated from his effective date for the current term ending at the 2007 annual meeting of shareholders. A description of such standard compensation arrangement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

A copy of the press release announcing the election of Mr. Doyle is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

10.1--Summary Sheet for 2006 Non-Employee Director Compensation.

99.1--Press release, dated December 18, 2006, issued by USEC Inc. announcing the election of Joseph T. Doyle.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

December 18, 2006	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Summary Sheet for 2006 Non-Employee Director Compensation.
99.1	Press release, dated December 18, 2006, issued by USEC Inc. announcing the election of Joseph T. Doyle.